UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2016, Steel Partners Holdings L.P. (the “Company”) announced that the Board of Directors of its general partner (the “Board”) had approved a special, one-time cash dividend of $.15 per unit, payable January 13, 2017, to unitholders of record as of January 3, 2017. A copy of the press release announcing the special dividend is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The Company stated that any future determination to declare dividends on its common units would remain at the Board’s discretion and would be dependent upon a number of factors, including the Company’s results of operations, cash flows, financial position and capital requirements, among others.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibits
99.1	Press Release issued December 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2016	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.,
its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits
99.1	Press Release issued December 22, 2016.